                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                           350 EAST LAS OLAS BOULEVARD
                                   SUITE 1600
                          FT. LAUDERDALE, FLORIDA 33301
                     PHONE (954) 463-2700 FAX (954) 463-2224

                                                                     EXHIBIT 5.1

                                                 January 12, 2001

Outsource International, Inc.
Suite 210
1690 South Congress Avenue
Delray Beach, Florida 33445

         RE:      REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

         You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") relating to the registration for sale of an aggregate of 6,171,771 shares (the "Shares") of the common stock, $.001 par value per share, of Outsource International, Inc. (the "Company"), consisting of: (i) up to 4,126,104 Shares issued in private transactions (the "Restricted Shares"); and (ii) up to 2,045,667 Shares issuable upon the exercise of certain warrants and options (the "Derivative Shares").

         We have reviewed copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

         Based upon and subject to the foregoing, it is our opinion that: the Restricted Shares are duly authorized, validly issued, fully paid and nonassessable; and that, assuming the Derivative Shares are issued in accordance with the terms and conditions of the applicable warrants or options, will be, when issued against the exercise price therefor and assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              AKERMAN, SENTERFITT & EIDSON, P.A.